Exhibit 10.7.1

Contract Number: GA0024D

Amendment Number 6

Visual Networks, Inc.	AT&T CORP.
2092 Gaither Road	900 Routes 202-206
Rockville, MD 20850	Bedminster, NJ 07921

RE:  Visual UpTime Select Offer

Effective March 1, 2004, the General Agreement # GA0024D (the “Agreement”) between AT&T Corporation (“Company”) and Visual Networks, Inc. (“Supplier”), dated November 26, 1997, and as previously modified by Amendments No. 1 through 5, is further modified as follows:

1. VISUAL UPTIME SELECT PRICING AND POLICIES

Supplier has requested and Company has agreed to add launcheda new product line under the name “Visual UpTime Select” (“Select”) to the Agreement, the price list for which is attached hereto as Attachment C. To the extent not inconsistent with (i) the licensing model of Select, attached hereto as Attachment Awhich separates the hardware and software purchases and further subdivides the software into modules; (ii) the new hardware warranty policy for Select, which includes a basic one year hardware warranty and offers enhanced and extended warranty services for additional fees, and which is attached hereto as Attachment B; and (iii) the terms of this Amendment Number 6 (this “Amendment”)including the software maintenance policy for Select specified in this Amendment, all terms of the Agreement will be extended to cover the Select product line.

2. MAINTENANCE

Company may purchase annual software maintenance, paid quarterly in advance, which shall entitle Company to third-level technical support and bug fixes, as well as upgrades and enhancements for which Supplier does not charge separately as of the date of this Agreement.

3. UPGRADES

Company may upgrade any of its legacy Visual UpTime products that are upgradeable, as specified on Attachment A hereto, provided that such products are under then-current maintenance at the time of upgrade, subject to the following conditions:

1.	Upon upgrade, the associated licenses to the relevant legacy Visual UpTime software are terminated;

2.	The Select maintenance policy described herein applies to all Select products, whether purchased as Select or upgraded from a legacy Visual UpTime product; and

3.	Warranties in place with respect to hardware as of the date of the upgrade remain in force for such hardware, but any enhanced or extended warranties for such hardware will be subject to the warranty policy attached hereto as Attachment B.

4. ALL OTHER TERMS AND CONDITIONS OF THE AGREEMENT REMAIN UNCHANGED.

AT&T Corporation		Visual Networks, Inc.

By:	/s/ Stephen M. Brazzell	By:	/s/ Donald E. Clarke
Name:	Stephen M. Brazzell	Name:	Donald E. Clarke
Title:	VP – Corporate Services	Title:	Chief Financial Officer
Date:	October 27, 2004	Date:	October 27, 2004

Attachment A to Amendment Number 6 to General Agreement # GA0024D

Visual UpTime Support for

Discontinued ASEs and Software

March 16, 2004

In conjunction with the launch of our new Visual UpTime® Select™ product line, Visual Networks® announced in November 2003 that the legacy Visual UpTime products will no longer be orderable after April 30, 2004. The policy for discontinued products and ongoing support of Visual UpTime ASEs and Software is outlined below.

Discontinued products that are no longer orderable after April 30, 2004*:

•	Visual UpTime PAM Servers (replacement: Visual UpTime Select Servers)

•	Visual UpTime Software versions 7.2 and prior (replacement: Visual UpTime Select software licenses)

•	ASE models that are not supported under Visual UpTime Select**

•	Software maintenance for Visual UpTime Software prior to v7.0

•	Hardware warranties and services (formerly “Hardware Maintenance”) for ASE models that are not supported in Visual UpTime Select

*	Contact your Visual sales representative for Visual UpTime Select replacement products and SKU numbers.
**	Refer below list of ASE model numbers supported under Visual UpTime Select.

Software Support Policy:

Visual Networks provides software support for servers running the most current version of a software product and the two prior versions. As of the date on this document, the currently supported versions of Visual UpTime and Visual UpTime Select are as follows:

Visual UpTime (Discontinued):
Current Release:	Version 7.2
Two Prior Releases:	Version 7.1 and 7.0

Visual UpTime Select (New):
Current Release:	Visual UpTime Select
Two Prior Releases:	None

As a general rule, software maintenance renewals are available only for the currently supported software releases. Visual Networks will allow purchase of software maintenance renewals for discontinued Visual UpTime software versions 7.2, 7.1 & 7.0 until December 31, 2004. These renewals will be prorated so that the term will expire no later than December 31, 2005.

Customers wishing to upgrade to Visual UpTime Select must have current software maintenance for their existing PAM server. The Visual UpTime Select upgrade CD and license may be obtained at any time as long as the software maintenance is current.

Incentive for customers migrating to Visual UpTime Select:

For customers who are not current on software maintenance, Visual Networks will allow purchase of software maintenance for all prior Visual UpTime software versions provided that the software maintenance is purchased before April 30, 2004 and the customer performs the Visual UpTime Select upgrade.

In the event of obsolete server hardware that prevents the software upgrade, the Visual Networks obsolete server hardware replacement program guidelines are outlined on the Visual Networks customer care website at: www.visualnetworks.com/support/Hardware_Upgrade_Program.html.

ASE Support:

Ongoing ASE support is dependent upon the model number of the ASE. The model number of the ASE is obtained from the label on the ASE itself (format is either 807-MMMM or 807-MMMM-X) where MMMM represents the model number. The model number is also revealed on the ASE inventory report in the form of a serial number or product ID. The serial number/product ID format is MMMM-XXXXXXX where MMMM represents the model number.

ASE model numbers that are supported in Visual UpTime Select are as follows:

0001

0007

0022

0023

0024**

0044

0045

0046

0049

0076

0080

0081

0082

0083

0090

ASE model numbers that are supported in Visual UpTime Select are eligible for the following until further notice:

•	Visual UpTime Select licenses equivalent to the legacy Visual UpTime feature functionality: one license per supported ASE to include Real-Time, Back-in-Time, Traffic Capture and Class-of-Service (note: some ASE models do not support Class-of-Service)

•	Hardware Warranty Extensions

•	Enhanced Hardware Warranty Services (Bronze, Gold, International Gold)

**ASE Model 0024 Exceptions:

•	ASE model 0024 will be supported in all Visual UpTime Select releases until the first software release after January 1, 2005 (release number and date TBD)

•	No additional functionality will be supported in the model 0024 due to hardware constraints

•	Prior to or at the time of the first Visual UpTime Select software release after January 1, 2005, customers with model 0024 ASEs must choose one of the following courses of action:

1.	Upgrade to the new release of Visual UpTime Select and forfeit management of any model 0024s that remain on the network

2.	Remain on the old Visual UpTime Select version and continue to manage the model 0024s in the old Visual UpTime Select server with the understanding that the software version will eventually become unsupported.

3.	Replace all model 0024 ASE units with new model T1 ASEs. The software license keys granted the model 0024 at the time of the upgrade to Select from v7.2 for are not transferable to a new ASE. Customers must purchase the new T1 ASE and the Select license.

Discontinued ASEs (not Supported in Visual UpTime Select)

All ASE models that are NOT listed above are not supported in Visual UpTime Select and are discontinued as of April 30, 2004. The following rules apply for unsupported ASEs:

•	Discontinued / not orderable after April 30, 2004

•	Not eligible for licenses when upgrading to Visual UpTime Select

•	Hardware Warranty Extensions not renewable after April 30, 2004 (if renewal is ordered before April 30, 2004, the renewal is limited to one additional year)

•	Enhanced Hardware Warranty Services (formerly “Hardware Maintenance”) not renewable after April 30, 2004 (if renewal is ordered before April 30, 2004, the renewal is limited to one additional year)

Options for customers who own discontinued ASEs:

Customers who own more that one fully licensed Visual UpTime PAM server may choose to refrain from upgrading one (or more) of their servers to Select. This will enable continued management of the discontinued ASEs on the non-Select server(s) until the discontinued ASEs can be replaced. Customers must own or purchase at least two fully licensed Visual UpTime 7.2 PAM servers to take advantage of this option. Per the Select upgrade authorization form: customers may not install the Select upgrade software on any server other than the server for which the upgrade was intended.

Should you have any questions regarding discontinued products, the new Visual UpTime Select product line, or the transition and upgrade process, please contact your Visual Networks sales representative or call 1-800-240-4010.

Attachment B to Amendment Number 6 to General Agreement # GA0024D

Visual UpTime® Select™ Hardware Warranty

ONE (1) YEAR LIMITED WARRANTY:

Visual Networks Operations, Inc. (“VISUAL”) warrants that any Analysis Service Element (“ASE”) which it supplies will be free from significant defects in materials and workmanship that affect the ASE’s ability to operate substantially in accordance with the specifications supplied by VISUAL for such ASE for a period of one (1) year from the date of shipment by VISUAL, under normal use and conditions.

Warranty Terms and Conditions

1.	Warranty Period.

1.1.	Standard Warranty Period. One (1) year from shipment by VISUAL.

1.2.	Extended Warranty Period. VISUAL may offer the ability to purchase extended warranties with respect to certain ASEs. Such extended warranties may only be purchased before the expiration of the then-current warranty period of such ASE. The then-current VISUAL price list will include all warranty offerings and any limitations.

2.	Warranty Service.

2.1.	Authorization. Before returning any unit for warranty repair, the Visual Technical Assistance Center (“VTAC”) must be contacted. VTAC may work with the customer to attempt reasonable remote diagnostics and/or debugging. If VTAC determines that the problem appears to be a hardware problem and confirms that the unit is under then-current warranty, then VTAC will generate a Return Material Authorization (“RMA”) for the unit.

2.2.	Remedies. Upon receipt of a unit pursuant to an RMA, VISUAL will, at VISUAL’s option, either:

2.2.1.	repair or replace the unit, such that it operates substantially in accordance with applicable specifications; or

2.2.2.	refund the amount paid by the customer in respect of such defective ASE.

2.2.3.	The above remedies are the only remedies available against VISUAL in respect of any defective ASE.

2.3.	No Trouble Found. If any unit is returned for warranty repair is found not to have any hardware defects, and one of the following situations apply, then the customer will be charged the “Hardware Testing Fee” specified in the then-current price list:

2.3.1.	Failure of the customer to perform reasonable field debugging at VTAC’s direction;

2.3.2.	Failure of the customer to provide specific problem documentation; or

2.3.3.	Customer disregard of VTAC’s determination that the problem is not due to a hardware defect.

3.	Enhanced Warranties. Standard warranty coverage requires return of the unit to VISUAL for repair or replacement. There are no guarantees under standard warranty coverage with respect to how quickly a repair can be completed and a functioning unit will be returned. For those customers that require a committed response time, VISUAL offers enhanced warranty services. Enhanced warranty coverage is simply an enhancement of the services to be provided under warranty coverage and does not serve to extend or otherwise affect the term of warranty coverage. Bronze and

Gold warranty enhancements are available in the United States. The International Gold warranty enhancement is available outside the United States. Warranty enhancements go into effect on either the fifteenth day of the current month, or, after the fifteenth day of the current month, the first day of the following month.

3.1.	Bronze. Upon confirmation of warranty coverage and an apparent hardware defect by VTAC, a replacement unit will be shipped as quickly as reasonably possible via overnight express courier for next business day delivery to customer’s location. Upon shipment of the replacement unit, the warranty coverage will be transferred from the original unit to the replacement unit. If the original unit is not returned to VISUAL within fifteen days of shipment of the replacement, customer will be charged full price for the replacement unit. If the original unit is a “No Trouble Found” unit as described in Section 2.3 above, then the customer will be charged the Hardware Testing Fee described in Section 2.3, the original unit will be returned to the customer at the customer’s expense and the customer will be charged full price for the replacement unit.

3.2.	International Gold. Upon confirmation of warranty coverage and an apparent hardware defect by VTAC, a replacement unit will be installed at the customer’s location by the following business day. The original unit will be shipped to VISUAL for confirmation of the defect. Upon installation of the replacement unit, the warranty coverage will be transferred from the original unit to the replacement unit. If the original unit is a “No Trouble Found” unit as described in Section 2.3 above, then the customer will be charged the Hardware Testing Fee described in Section 2.3, the original unit will be returned to the customer at the customer’s expense and the customer will be charged full price for the replacement unit.

3.3.	Gold. Upon confirmation of warranty coverage and an apparent hardware defect by VTAC, a replacement unit will be installed at the customer’s location as soon as possible, usually within four hours. The original unit will be shipped to VISUAL for confirmation of the defect. Upon installation of the replacement unit, the warranty coverage will be transferred from the original unit to the replacement unit. If the original unit is a “No Trouble Found” unit as described in Section 2.3 above, then the customer will be charged the Hardware Testing Fee described in Section 2.3, the original unit will be returned to the customer at the customer’s expense and the customer will be charged full price for the replacement unit.

4.	Limitations.

4.1.	Non-VISUAL Defects. VISUAL shall have no responsibility or obligation with respect to any deficiency resulting from accidents, misuse, modifications, improper installation or from maintenance not performed by VISUAL.

4.2.	Registration. All warranty coverage requires pre-registration of all sites covered. No credit will be granted to the customer in respect of such unregistered sites.

4.3.	Maximum Warranty Period. Extended warranties may not be available with respect to discontinued products or that would extend the warranty period for a particular unit beyond a warranty period cap. Any such limitations will be specified in the then-current price list.

4.4.	Alternative Replacement Equipment. VISUAL reserves the right to substitute alternative equipment that meets or exceeds the specifications and functionality of the returned equipment.

4.5.	Unit-Specific Coverage. All warranty coverage is specific to the individual unit covered, and is not transferable between units except as described above with respect to enhanced warranty swap outs.

4.6.	Non-cancelable. Warranty coverage is not cancelable by the customer and no refund or credit will be provided to a customer in respect of any extended or enhanced warranty coverage.

4.7.	Continuity of Coverage. In order to be able to purchase enhanced warranty services, or to extend warranty coverage, the unit must have been continuously covered by the original or extended warranty coverage. If VISUAL elects to offer to renew warranty coverage for a unit on with the warranty coverage has expired, then VISUAL may impose a surcharge in respect of the lapsed warranty coverage.

Attachment C to Amendment Number 6 to General Agreement # GA0024D

Price List

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* * *	Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment report.